UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LONDIAN WASON NEW ENERGY TECH INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

T1-7A, 1 Shenzhen Bay Plaza No. 2233 South Keyuan Road Nanshan District, Shenzhen People’s Republic of China	518054
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares (“ADSs”), each representing five Ordinary Shares	New York Stock Exchange LLC
Ordinary Shares, par value US$0.00001 per share*	New York Stock Exchange LLC*

*

Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange. The ADSs represent the right to receive the Class A Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-297230 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the securities to be registered will be contained in a prospectus that forms a part of the registrant’s Registration Statement on Form F-1 (File No. 333-297230) originally filed with the Securities and Exchange Commission on July 2, 2026, as amended, relating to such securities and is to be filed pursuant to Rule 424(b) under the Securities Act of 1933 (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange LLC.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 3, 2026

LONDIAN WASON NEW ENERGY TECH INC.

By:	/s/ Guanran Wang
Name:	Guanran Wang
Title:	Director, Chairman and Co-Chief Executive Officer